SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): July 25, 2006


                         Commission file number 0-14061


                             STEEL TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

           Kentucky                                        61-0712014
   (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                    Identification No.)

                 15415 Shelbyville Road, Louisville, KY   40245
               (Address of principal executive offices) (Zip Code)

                                 (502) 245-2110
              (Registrant's telephone number, including area code)

                                 Not applicable
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 25, 2006, Steel Technologies Inc. issued a press release announcing its financial results for the third quarter ended June 30, 2006. A copy of the press release is attached hereto as Exhibit 99.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of this section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.


Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits

Exhibit Number    Description

Exhibit 99 Press release issued by Steel Technologies on July 25, 2006, regarding the financial results for the third quarter ended June 30, 2006



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEEL TECHNOLOGIES INC.
    (Registrant)




By   /s/ Bradford T. Ray
     ---------------------
        Bradford T. Ray
        Chairman of the Board &
        Chief Executive Officer


Dated:  July 25, 2006

                                   EXHIBIT 99


                                  NEWS RELEASE

Contact: Bradford T. Ray                    Roger D. Shannon
         Chief Executive Officer            Chief Financial Officer
         502/245-2110                       502/245-2110


         Steel Technologies Announces Third Quarter, Nine-Month Results
                                   ----------
              Company Reports Net Income from Continuing Operations
                   of $6.7 million or $0.51 Per Diluted Share

LOUISVILLE, Ky. (July 25, 2006) - Steel Technologies Inc. (NASDAQ: STTX) today reported results for the third quarter and nine months ended June 30, 2006.

     For the three months ended June 30, 2006, net income from continuing operations increased 33% to $6.7 million or $0.51 per diluted share from $5.0 million or $0.38 per diluted share in the same period a year ago. Results for the third quarter included an income tax benefit of $0.06 per diluted share, reflecting a one-time adjustment related to changes in tax laws effective January 1, 2005, for the Company's Mexican operations. Inclusive of discontinued operations, net income for the third quarter increased to $6.6 million or $0.50 per diluted share from $5.7 million or $0.43 per diluted share in the third quarter of 2005. Sales from continuing operations for the third quarter were $234.5 million compared with $243.7 million in the year-earlier period.

     Income from continuing operations for the first nine months totaled $11.8 million or $0.90 per diluted share versus $33.1 million or $2.52 per diluted share for the same period last year. Year-to-date net income for fiscal 2006, including results from discontinued operations, was $12.8 million or $0.98 per diluted share compared with $35.5 million or $2.71 per diluted share in the first nine months of fiscal 2005. For the first nine months of fiscal 2006, sales from continuing operations were $674.0 million compared with a nine-month total of $764.6 million in the same period last year.

     "We are pleased with our operating performance in the quarter, as margins improved sequentially from our second quarter and the first half of the year," said Bradford T. Ray, Chairman and Chief Executive Officer. "Our tons sold improved 2% to 292,000 tons in the quarter versus the year-earlier quarter. Our toll processing tonnage shipped increased 69% year over year as we continue with our strategy to grow this part of our business.

                                     -MORE-

STTX Reports 2006 Third Quarter Results
Page 2
July 25, 2006


     "As previously announced, we completed the acquisition of Kasle Steel on May 8, 2006, and it made an immediate and positive contribution to our performance in the third quarter," Ray continued. "The addition of the Kasle operations and its related joint-venture companies add substantial value to our North American processing and sales platform. We remain very excited about the impact of and prospects for this acquisition."

     Ray noted that Steel Technologies' Mexican operations, which continue to expand, performed extremely well in the quarter. "We continue to build our team and add resources to this important and strategic growth market," he said.

     A live broadcast of Steel Technologies' conference call will begin at 10:00 a.m. Eastern Time today. An online replay will be available approximately two hours following the conclusion of the live broadcast and will continue through August 25, 2006. A link to this event will be available at the Company's website.

     Steel Technologies processes flat-rolled steel to specific thickness, width, temper, finish and shape requirements for automotive, appliance, lawn and garden, office furniture, agriculture, construction, hardware, and consumer goods. The Company now has 23 facilities, including its joint venture operations,  located  throughout  the United  States,  Mexico and  Canada.  More information about the Company may be found on the World Wide Web at www.steeltechnologies.com.

     Statements contained in this release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties (contained in the Company's SEC filings), which could cause actual results to differ materially from those projected. These include, without limitation, statements regarding the anticipated completion date of our acquisition of Kasle Steel Corporation. SEC filings may be obtained from the SEC or by contacting the Company.





                                     -MORE-

STTX Reports 2006 Third Quarter Results
Page 3
July 25, 2006



                         STEEL TECHNOLOGIES INC.
                  Condensed Consolidated Balance Sheets

                                                        June 30     September 30
(In thousands)                                           2006           2005
--------------------------------------------------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents ...................      $  16,384       $  30,991
   Trade accounts receivable, net ..............        107,313         112,033
   Inventories .................................        158,921         114,128
   Deferred income taxes .......................          2,676             605
   Prepaid expenses and other assets ...........          5,628           6,289
   Assets held for sale ........................            -            20,475
                                                      ---------       ---------
      Total current assets .....................        290,922         284,521

Property, plant and equipment, net .............        111,256         106,492

Investments in and advances to
   unconsolidated affiliates ...................         60,918          25,182

Goodwill .......................................         26,325           8,991

Other assets ...................................          6,005           2,737
                                                      ---------       ---------
                                                      $ 495,426       $ 427,923
                                                      =========       =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable ............................      $  68,287       $  59,559
   Accrued liabilities .........................         17,853          13,380
   Income taxes payable ........................          2,865           1,244
   Deferred income taxes .......................            -               254
   Liabilities associated with
     assets held for sale ......................            -               185
   Long-term debt due within one year ..........          1,185             -
                                                      ---------       ---------
      Total current liabilities ................         90,190          74,622

Long-term debt .................................        113,827          80,000
Deferred income taxes ..........................         21,236          14,785
Other long-term liabilities ....................          6,762           3,757
                                                      ---------       ---------
      Total liabilities ........................        232,015         173,164
                                                      ---------       ---------
Commitments and contingencies

 Shareholders' equity:
   Preferred stock .............................            -               -
   Common stock.................................         71,142          70,662
   Treasury stock...............................        (24,486)        (24,475)
   Additional paid-in capital ..................          6,265           5,494
   Retained earnings ...........................        216,005         207,116
   Accumulated other comprehensive loss ........         (5,515)         (4,038)
                                                      ---------       ---------
     Total shareholders' equity ................        263,411         254,759
                                                      ---------       ---------
                                                      $ 495,426       $ 427,923
                                                      =========       =========




                                     -MORE-

STTX Reports 2006 Third Quarter Results
Page 4
July 25, 2006

                             STEEL TECHNOLOGIES INC.
                   Condensed Consolidated Statements of Income

(Amounts in thousands,                 Three Months Ended     Nine Months Ended
except per share results)                    June 30              June 30
--------------------------------------------------------------------------------
                                        2006       2005       2006       2005
                                      ------------------------------------------
Sales ................................ $234,455   $243,675   $673,976   $764,629
Cost of goods sold ...................  215,980    226,376    630,990    687,012
                                       --------   --------   --------  --------
      Gross profit ...................   18,475     17,299     42,986     77,617

Selling, general and
   administrative expenses ...........   10,541      9,409     28,357     28,634
Equity in net income of
   unconsolidated affiliates .........    2,224        780      3,699      3,997
                                       --------   --------   --------   --------
   Operating income ..................   10,158      8,670     18,328     52,980

Interest expense, net ................    1,432        912      2,641      2,933
                                       --------   --------   --------   --------
   Income before income taxes ........    8,726      7,758     15,687     50,047

Provision for income taxes ...........    2,045      2,730      3,913     16,986
                                       --------   --------   --------   --------
   Net income from continuing
      operations ..................... $  6,681   $  5,028   $ 11,774   $ 33,061

Discontinued operations, net
   (including gain on disposal of
   $271, net for the nine
   months ended June 30, 2006) .......     (104)       643      1,010      2,481
                                       --------   --------   --------   --------
Net income                             $  6,577   $  5,671   $ 12,784   $ 35,542
                                       ========   ========   ========   ========

Diluted weighted average number of
   common shares outstanding .........   13,132     13,093     13,106     13,095
                                       ========   ========   ========   ========

Diluted earnings per common share:
   From continued operations ......... $   0.51   $   0.38   $   0.90   $   2.52
   From discontinued operations ......    (0.01)      0.05       0.08       0.19
                                       --------   --------   --------   --------
                                       $   0.50   $   0.43   $   0.98   $   2.71
                                       ========   ========   ========   ========

Basic weighted average number of
   common shares outstanding .........   12,964     12,922     12,950     12,884
                                       ========   ========   ========   ========

Basic earnings per common share:
   From continued operations ......... $   0.52   $   0.39   $   0.91   $   2.57
   From discontinued operations ......    (0.01)      0.05       0.08       0.19
                                       --------   --------   --------   --------
                                       $   0.51   $   0.44   $   0.99   $   2.76
                                       ========   ========   ========   ========
Cash dividends per common share ...... $   0.15   $   0.15   $   0.30   $   0.25
                                       ========   ========   ========   ========



                                      -END-